Exhibit 32.2

Certification of the Principal Financial Officer required by Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of
the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K of Betawave Corporation, a Nevada corporation (the “Company”), for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Lennox L. Vernon, Chief Accounting Officer and Director of Operations of the Company, certifies to the best of his knowledge, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2009

/s/ Lennox L. Vernon
Lennox L. Vernon
Chief Accounting Officer and Director of Operations
(Principal Financial Officer)